First Quarter 2024 Results Earnings Presentation

Legal Disclaimer IMPORTANT NOTICES The inclusion of references to P10, Inc. (“P10” or the “Company”) in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice. Caution Regarding Forward-Looking Information Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will," "expect," "believe," "estimate," "continue," "anticipate," "intend," "plan“ and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Caution Regarding Financial and Operating Projections All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict and no representation of any kind is made with respect thereto. The Company’s future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company’s control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Fee-Paying Assets Under Management, or FPAUM FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Use of Non-GAAP Financial Measures by P10, Inc. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted EBITDA, Adjusted EBITDA Margin, Fee-Related Revenue (“FRR”), Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin, Adjusted Net Income (“ANI”), Fully Diluted ANI EPS and fee-paying assets under management are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. These non-GAAP measures should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Presenters Amanda Coussens EVP, CFO & CCO Mark Hood EVP & CAO Luke Sarsfield CEO & Director

First Quarter 2024 Financial Highlights Strong organic growth drives durable earnings power Fee paying assets under management (FPAUM) were $23.8Bn, an increase of 10% compared to March 31, 2023. In the quarter, $667MM of fundraising and capital deployment was offset by $81MM in stepdowns and expirations.1 Notes: For the trailing twelve months, expirations and stepdowns totaled $1.3Bn. For the full year 2024 we estimate $1.5Bn in stepdowns and expirations, of which $1Bn will occur in the second quarter of 2024. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Fee-Related Revenue, Fee-Related Earnings and Fee-Related Earnings Margin are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures. Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.

First Quarter 2024 Highlights Fee paying assets under management (FPAUM) were $23.8Bn, an increase of $2.2Bn, or 10%, when compared to March 31, 2023 actuals. Year-over-year quarterly revenue growth of 15% was driven by $667MM of fundraising and deployment. Catch-up fees were $7.7MM in the first quarter. Approved a 7.7% increase in the annual dividend by $0.01 per share to $0.14 per share On May 8, 2024, we declared a quarterly cash dividend of $0.035 per share for Class A and Class B stock, payable on June 20, 2024, for holders as of the close of business on May 31, 2024. As of today, we have $298.3MM in outstanding debt, $199.2MM on the term portion of the loan, and $99.1MM on the revolver. There is $63.4MM available on the credit facility. In Q1, we made a net draw of $26.5MM on the revolver. After quarter end, we made total paydowns of $18.1MM on the revolver. 3,683,400 shares were repurchased in the quarter at an average per share price of $8.15. Under the stock buyback program, we have $20.5MM available. On March 31, 2024, Class A shares outstanding were 54,582,698 and Class B shares outstanding were 58,439,363. Key Business Drivers Capital Markets

First Quarter 2024 and Post-First Quarter 2024 Highlights Corporate Governance The Company hired Melodie Craft to serve as General Counsel. April 22, 2024, appointed Tracey Benford to the Board of Directors as an independent Class II director. Ms. Benford will serve on the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. April 24, 2024, filed the 2024 Proxy statement and announced the 2024 Annual Meeting of Stockholders will be held at the Westin New York Grand Central, Ambassador Meeting Room, located at 212 East 42nd Street, New York, NY on June 14, 2024 at 9:00 a.m. Eastern Time for the following purposes: To elect the following as Class III Directors to serve for a term of three years: Robert Alpert, Travis Barnes and Luke A. Sarsfield III; To approve an amendment to the P10, Inc. 2021 Incentive Plan (the “2021 Plan”) to increase the number of shares issuable under the 2021 Plan by 11,000,000 shares; To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for our fiscal year ending December 31, 2024; To transact such other business as may properly come before the meeting or any adjournment thereof.

First Quarter 2024 and Post-First Quarter 2024 Highlights Corporate Governance May 7, 2024, Robert Alpert informed the Board of Directors of his decision to step down as Executive Chairman, effective as of the date of the annual meeting, June 14, 2024. May 7, 2024, Luke Sarsfield was appointed as Chairman of the Board, effective as of the date of the annual meeting. May 7, 2024, the Board of Directors intends to appoint a Lead Independent Director, concurrent with the date of the annual meeting. May 8, 2024, the Board of Directors determined that the Company’s stockholder rights plan is no longer necessary for the preservation of federal income tax benefits and voted to terminate the rights plan, effective May 8, 2024. The plan was set to expire in October of 2024. The Company plans to file a registration statement with the SEC that registers shares owned by founders and insiders. These shares were part of the shares issued during the IPO process. The Company is not selling shares to raise capital.

Performance Summary

Preeminent investment teams with a superior track record across portfolio solutions[1]

RCP Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 3/31/24, performance as of 9/30/23)					
Fund I	2003	$92	105%	13.6%	1.8x
Fund II	2005	$140	109%	8.1%	1.5x
Fund III	2006	$225	107%	6.7%	1.4x
Fund IV	2007	$265	110%	14.5%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	15.5%	2.0x
Fund VII	2011	$300	112%	16.3%	2.1x
Fund VIII	2012	$268	114%	20.3%	2.3x
Fund IX	2014	$350	113%	16.3%	1.9x
Fund X	2015	$332	112%	17.6%	1.9x
SEF	2017	$104	99%	24.1%	2.0x
Fund XI	2017	$315	104%	17.2%	1.6x
Fund XII	2018	$382	103%	17.9%	1.6x
Fund XIII	2019	$397	90%	15.2%	1.3x
Fund XIV	2020	$394	72%	13.0%	1.2x
SEF II	2020	$123	56%	16.6%	1.2x
SEF III	2023	$120	0%	-	-
Fund XV	2021	$435	54%	10.3%	1.1x
Fund XVI	2022	$433	27%	-	-
Fund XVII	2022	$334	1%	-	-
Fund XVIII	2023	$259	1%	-	-
Secondary Funds (Fund size as of 3/31/24, performance as of 9/30/23)					
SOF I	2009	$264	112%	21.1%	1.7x
SOF II	2013	$425	110%	10.3%	1.3x
SOF III	2018	$400	102%	35.8%	1.7x
SOF III Overage	2020	$87	89%	28.3%	1.5x
SOF IV	2021	$797	22%	-	-
Co-Investment Funds (Fund size as of 3/31/24, performance as of 9/30/23)					
Direct I	2010	$109	82%	42.7%	2.9x
Direct II	2014	$250	88%	25.9%	2.5x
Direct III	2018	$385	94%	21.6%	1.8x
Direct IV	2021	$645	52%	16.6%	1.2x
Combination Funds (Fund size as of 3/31/24, performance as of 9/30/23)					
Multi-Strat I	2022	$301	43%	-	-
Multi-Strat II	2023	$233	-	-	-

TrueBridge

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Fund I	2007	$311	93%	13.1%	2.9x
Fund II	2010	$342	83%	20.3%	5.0x
Fund III	2013	$409	92%	17.4%	3.2x
Fund IV	2015	$408	91%	26.1%	3.4x
Fund V	2017	$460	90%	24.6%	2.3x
Fund VI	2019	$611	98%	8.6%	1.2x
Fund VII	2021	$769	44%	–	–
Fund VIII	2023	$754	4%	–	–
Seed & Micro I	2019	$174	81%	7.1%	1.2x
Seed & Micro II	2022	$189	26%	–	–
Blockchain I	2022	$61	36%	–	–
Secondary Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Secondaries I	2022	$230	24%	-	-
Co-Investment Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Direct Fund I	2015	$125	96%	31.4%	2.9x
Direct Fund II	2019	$196	100%	9.6%	1.3x
Direct Fund III	2021	$252	39%	–	–

Enhanced Capital

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Impact Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Impact Credit	–	$1,186	–	7.2%	1.1x
Impact Equity	–	$658	–	20%+	1.2x

Bonaccord Capital Partners

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
GP Stakes Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Fund I	2019	$724	77%	16.1%	1.4x
Fund II	2022	$786	29%	-	-
Co-invest	2022	$50	54%	-	-

NOTES:
1. See performance disclosure notes at the back of this presentation.

FIRST QUARTER 2024 THE BRIDGE TO PRIVATE MARKETS™ 8

Performance Summary (continued)

Preeminent investment teams with a superior track record across portfolio solutions[1]

WTI

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Credit Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
VLL I	1994	$47	100%	63.3%	5.9x
VLL II	1997	$110	100%	61.4%	2.7x
VLL III	2000	$217	75%	4.3%	1.2x
VLL IV	2004	$250	100%	15.9%	2.2x
VLL V	2007	$270	75%	9.7%	1.8x
VLL VI	2010	$294	95%	13.9%	2.0x
VLL VII	2012	$375	100%	11.4%	1.8x
VLL VIII	2015	$424	98%	9.1%	1.5x
VLL IX	2018	$460	100%	11.5%	1.4x
WTI X	2021	$500	61%	11.1%	1.1x

Five Points CAPITAL

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Equity Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Fund I	1998	$101	100%	12.7%	2.1x
Fund II	2007	$152	100%	12.4%	1.8x
Fund III	2013	$230	94%	25.3%	2.6x
Fund IV	2019	$230	84%	1.2%	1.0x
Credit Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Fund I	2006	$162	100%	12.2%	2.0x
Fund II	2011	$227	98%	8.6%	1.7x
Fund III	2016	$289	74%	25.9%	2.8x
Fund IV	2022	$357	50%	–	–

HARK CAPITAL

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
NAV Lending Funds (Fund size as of 3/31/24, performance as of 12/31/23)					
Fund I	2013	$106	119%	11.0%	1.3x
Fund II	2017	$202	75%	11.4%	1.5x
Fund III	2021	$400	77%	12.2%	1.2x
Fund IV	2022	$466	44%	-	-

NOTES:

1. See performance disclosure notes at the back of this presentation.

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THE BRIDGE TO PRIVATE MARKETS™ 9

Well Positioned in Attractive, Specialized, and Growing Markets

Capital Available by Fund Size[1]

Universe of Companies by Revenue Size[2]



$774Bn of capital available to PE Funds over $1Bn
81%
8,740 companies w/revenues >$250MM
7%
$141Bn of capital available to Funds between $250MM to $1Bn
19%
111,371 companies w/revenues between $10MM and $250MM
93%

Lower Middle Market Benefits

- Large Pool of Opportunities
- Limited Alternatives for Capital
- Operational Value Add
- Inefficient Sourcing
- Favorable Purchase Price Valuations
- Multiple Arbitrage
- Exit Flexibility
- Favorable LP/GP Alignment of Incentives

NOTES:

1. Source: PitchBook and S&P Capital IQ. 1. PitchBook: Capital available to invest by fund size represents U.S. private equity overhang for vintage years 2016-2023. U.S. PE Funds: includes buyout, growth, co-investment, mezzanine, diversified PE, energy, and restructuring. As of 3/31/23.
2. S&P Capital IQ: Commercially-active businesses in the U.S. All subsidiary and business establishment data are combined. Additionally, public sector entities are excluded. As of 1/29/24.

SOURCES:

PitchBook Data, Inc.: PitchBook is an independent and impartial research firm dedicated to providing premium data, news and analysis to the venture capital and private equity industries. As a specialty-focused information resource, PitchBook has the ability to meticulously collect, organize and analyze hard-to-find private equity deal data. Pitchbook has over 220,000 web crawlers to capture relevant information from numerous sources—including filings, press releases, websites and more. S&P Capital IQ is a multinational financial information provider headquartered in New York City, United States, and a division of S&P Global. S&P Capital IQ was formed in 2010 from offerings previously provided by Capital IQ, elements of S&P including Global Credit Portal and MarketScope Advisor, enterprise solutions such as S&P Securities Evaluations and Compustat, research offerings including Leveraged Commentary & Data, Global Markets Intelligence, and company and fund research.

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THE BRIDGE TO PRIVATE MARKETS™ 10

Distinct Market Access, Deal Flow, and Data Analytics to Navigate Private Markets Unique and extensive proprietary analytics database | Data capabilities are a competitive differentiator 5.6K+ Investment Firms 10.2K+ Investment Funds 47K+ Individual Transactions 31K+ Private Companies 317K+ Financial Metrics Overview A competitive edge for systematic sourcing, diligence, and monitoring processes enables more informed investment decisions. 20+ years of granular data and analytics at the underlying manager, fund, and portfolio company levels for robust analysis. Data-driven Underwriting Unique analytical tools support due diligence and evaluation. Ongoing monitoring of a variety of private transactional and operating metrics. Proprietary benchmarking at the company level. Coordinated Sourcing Coordinated sourcing efforts within a process-driven approach to ensure dialogue with GPs in the ecosystem. Annual grading system based on deeply informed qualitative and quantitative analysis. Extensive Data Collection: Powerful Database and Business Intelligence Platform

Highly Diversified, Multi-Asset Investment Platform and Investor Base

Differentiated investor base combined with institutional and international distribution

Investor Base by Channel[1]
(As of Q1'24)


FPAUM
Investor Base by Channel

- Family Offices / Wealth Managers (25%)
- Public Pensions (21%)
- Financial Institutions (17%)
- Endowments / Foundations (16%)
- Corporate Pensions (8%)
- Insurance Companies (7%)
- Other (6%)[2]

Investor Base Regions

50	60	6
States	Countries	Continents

NOTES:

1. Reflects FPAUM percentage by investor committed capital, excluding GP commitments, to currently active funds across RCP Advisors, TrueBridge, Five Points, Enhanced, Bonaccord, Hark, and WTI.
2. Includes sovereign wealth funds, consultant-based relationships, and other foreign institutional investors.

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THE BRIDGE TO PRIVATE MARKETS™ 12

Fee Paying Assets Under Management

FPAUM and Average Fee Rate Detail

Robust organic FPAUM growth and stable, attractive fee rates

ORGANIC FPAUM GROWTH[1] ($Bn)


15% CAGR
11
14
15
19
21
23
23.8
2018PF
2019PF
2020PF
2021PF
2022PF
2023PF
Q1'24PF

Organic FPAUM Growth4

24%	4%	30%	11%	10%	10%

AVERAGE FEE RATE[2] (Bps)

Average Q1’24 Actual Fee Rate: 110bps

Quarterly average fee rates show the basis points attributable to base management fees and catch-up fees[3].


106
113
104
109
110
100
104
100
101
97
6
9
4
8
13
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24

Average FPAUM ($Bn)

21.4	21.9	22.4	23.0	23.6

NOTES:

1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of WTI, Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018.
2. The average fee rates shown in the graph are calculated as actual average FPAUM as a quotient of actual revenue.
3. Catch-up fees are earned from investors that committed during the fundraising period of funds originally launched in prior periods, and as such, the investors are required to pay a catch-up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized.
4. Q1’24 organic FPAUM growth is the pro forma FPAUM growth from Q1’23 to Q1’24.

Note: “PF” refers to calculations made on a pro forma basis. “A” refers to calculations made on an actual basis.

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THE BRIDGE TO PRIVATE MARKETS™ 14

Organic Fee Paying AUM Growth Model[1]

Long-term, contractually locked-up funds ensure highly sticky FPAUM base



Annual FPAUM Roll Forward
Quarterly FPAUM Roll Forward
19.0
2.5
1.0
(1.3)
21.2
2.8
0.9
(1.7)
23.3
23.3
0.4
0.2
(0.1)
23.8
Dec-21 PF
Raised
Deployed
Stepdowns Expirations
Dec-22 PF
Raised
Deployed
Stepdowns Expirations
Dec-23 PF
Dec-23 PF
Raised
Deployed
Stepdowns Expirations
Mar-24 PF

BREAKDOWN OF FPAUM FLOWS

Increase/Decrease	Impact	Description
Capital Raised	⬆⬆	Represents new commitments to funds that earn fees on a committed capital fee base.
Capital Deployed	⬆	In certain vehicles, fees are based on capital deployed, as such increasing FPAUM.
NAV Change[2]	—	NAV change consists primarily of the impact of market value appreciation (depreciation) from vehicles that earn fees on a NAV basis.

Increase/Decrease	Impact	Description
Scheduled Fee Base Stepdowns[3]	⬇	Contractual reduction in fee-base timing known at outset of vehicle launch. Most vehicles do not change the charging basis from committed to invested capital upon stepdown.
Fee Period Expirations[3]	⬇	Decreases in FPAUM due to fund expirations.

NOTES:

1. Organic FPAUM on a pro forma basis assumes the acquisitions of WTI, Enhanced, TrueBridge, Bonaccord and Hark were completed as of January 1, 2020.
2. NAV change impact on P10's overall FPAUM is de minimis. For simplicity, the NAV change impact on FPAUM is grouped with the Stepdown and Expiration amounts.
3. Decreases in FPAUM from fee based stepdowns and expirations are combined with NAV changes in the above graph. In the trailing twelve months, stepdowns and expirations totaled $1.3Bn. For the full year 2024 we estimate $1.5Bn in stepdowns and expirations, of which $1Bn will occur in the second quarter of 2024.

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THE BRIDGE TO PRIVATE MARKETS™ 15

Private Markets Ecosystem Premier private markets solutions provider P10 is a specialized private markets solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult-to-access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions, extracting sourcing opportunities from our vast network of GPs and portfolio companies. Global LP base of 3,600+ Institutional and HNW Investors. Proprietary database and analytics platform supported by 100+ seasoned professionals. Unified private markets solutions network of 270+ GPs driving sourcing. Limited Partners (LPs) Public Pensions Family Offices High Net Worth Wealth Managers Endowments & Foundations Corporate Pensions Financial Institutions Sovereign Wealth Funds

Premier Private Markets Solutions Provider

Comprehensive suite of private market vehicles[1]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	✓ Private Equity ✓ Venture Capital	✓ Private Equity ✓ Venture Capital ✓ Private Credit ✓ Impact Investing	✓ Private Equity ✓ Venture Capital
Structure Description	✓ Invests in diversified portfolio of funds across asset classes with defined investment strategies	✓ Direct and co-investments alongside leading GPs ✓ Invests in secured unitranche, second lien, mezzanine loans, and equity ✓ GP stakes	✓ Secondary purchaser of LP interests in private equity funds ✓ Focused exclusively on middle and lower middle market private equity funds
Value Proposition	✓ Provides instant fund diversification to investors ✓ Differentiated access to relationship-driven middle and lower middle market sectors ✓ Specialized underwriting skills and expertise to select the best managers ✓ Offered in both commingled investment vehicles and customized separate accounts ✓ Robust database and analytics platform	✓ Extensive built-in network of fund managers results in significant actionable deal flow ✓ Deals sourced from GP relationships and trusted advisors with preferred economic terms ✓ Ability to leverage extensive fund manager diligence and insights as part of investment selection process ✓ Well-diversified portfolio across industry, sponsor, and geography ✓ Offered in both commingled investment vehicles and customized separate accounts ✓ Robust database and analytics platform	✓ Ability to purchase interests at a discount ✓ Ability to leverage extensive fund manager diligence and insights as part of investment selection process ✓ Shorter holding period and earlier cash returns ✓ Countercyclical nature ✓ Reduced blind pool risk ✓ Offered through commingled investment vehicles ✓ Robust database and analytics platform
FPAUM[2]	**$13.8Bn**	**$8.4Bn**	**$1.6Bn**

NOTES:

1. Any discussion in this presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.
2. FPAUM as of March 31, 2024.

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THE BRIDGE TO PRIVATE MARKETS™ 17

Fee Paying AUM Across Diversified Vehicles Multi-asset investment platform with strong organic growth Diversified Base and Growth Across Vehicles  KEY METRICS FPAUM Composition (As of Q1’24) Primary Solutions Direct & Co-Investments Secondary Investments $13.8Bn FPAUM as of Q1’24 17% Organic FPAUM CAGR Q4’20 PF – Q1’24 $8.4Bn FPAUM as of Q1’24 15% Organic FPAUM CAGR Q4’20 PF – Q1’24 $1.6Bn FPAUM as of Q1’24 22% Organic FPAUM CAGR Q4’20 PF – Q1’24 FPAUM Composition (As of Q1’24) ● Primary Solutions 58% ● Direct & Co-Investments 35% ● Secondary Investments 7% ● Primary Solutions 59% ● Direct & Co-Investments 33% ● Secondary Investments 8% Notes: Organic FPAUM on a pro forma basis assumes the acquisitions of WTI, Bonaccord, and Hark were completed as of December 31, 2020.

Financial Highlights

Consolidated Statements of Operations (unaudited)

Adjustments to EBITDA (unaudited) Notes: Compensation and benefits, excluding all non-cash stock based compensation. Includes the accrual of the earnout related to the WTI acquisition. Non-cash stock based compensation including acquisition related RSUs and option expense granted in connection with the Hark, Bonaccord, and WTI acquisitions. Professional fees, inclusive of one-time and acquisition related items. Valuation adjustment of the earnout due to Abrdn related to the Hark and Bonaccord acquisitions.

Non-GAAP Financial Measures (unaudited) Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA Margin, Fee-Related Revenues, Fee-Related Earnings and Fee-Related Earnings Margin to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items: Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); The cost of financing our business; One-time expenses related to restructuring of the management team including placement/search fees; Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; and The effects of income taxes. Fee-Related Revenues is calculated as Total Revenues less any incentive fees. Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses. Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenues. Adjusted Net Income reflects net cash paid for federal and state income taxes. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total GAAP revenues. We use Adjusted EBITDA Margin to provide an additional measure of profitability. (1) Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, restricted stock awards, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.

Consolidated Balance Sheets (unaudited)

Consolidated Statements of Cash Flows (unaudited)

Tax Assets Combination of intangible assets, goodwill, and NOLs generating sustained, long-term tax benefits Tax Assets $504MM COMMENTARY Long-Term Tax Benefits  $148MM Federal NOLs $356MM Goodwill & Intangibles Remaining Tax Amortization1 Tax Assets Notes: Goodwill and intangibles remaining tax amortization is the goodwill and intangibles balance net of tax amortization deducted from inception through March 31, 2024. On a tax basis, the potential $70MM earnout attributable to the WTI acquisition will be included in goodwill & intangibles when paid. While we anticipate $0 of federal taxable income for several years, we will have some state and local income taxes. Tax basis intangible assets and tax-deductible goodwill, which are more than half of our tax assets, are available to reduce federal income tax ratably over fifteen years. Currently, tax amortization relates to goodwill and intangibles acquired in tax years 2017 – 2022. Management plans to pursue disciplined growth through acquisitions, which creates a step-up in basis that will likely generate additional intangibles and goodwill amortization that provides an additional federal and state tax deduction over fifteen years. Federal NOLs are generally expected to be fully utilized before expiration. With annual tax amortization and the use of the remaining NOL balance, the Company anticipates federal taxable income at $0 for several years.2

Highly Compelling Value Proposition Attractive investment thesis SUPERIOR TRACK RECORD  Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins DEEP TALENT  Experienced management team with significant insider ownership, proven M&A track record, and supported by a deep bench of investment talent MEANINGFUL PARTNERSHIPS  Premier, specialized private markets solutions provider operating in large and growing markets with increasing investor allocations UNRIVALED ACCESS  Highly recurring revenue composed almost entirely of management and advisory fees earned primarily on committed capital from long-term, contractually locked up funds DATA ADVANTAGE  Strong investment performance across private markets driven by experience, investment process, and data advantage supporting the ability to grow and attract future funds

Key Terms & Supplemental Information Fully Diluted ANI EPS Fully diluted Adjusted Net Income Earnings Per Share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Fee-Related Revenues Fee-Related Revenues is calculated as Total Revenues less any incentive fees. Fee-Related Earnings Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses. Fee-Related Earnings Margin Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenue. Net IRR Refers to Internal Rate of Return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size Refers to the total amount of capital committed by investors and, when applicable, the U.S. Small Business Administration to each fund disclosed. Called Capital Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. PF Refers to “pro forma” and indicates a number that was adjusted from actual. A Refers to “actual” and indicates a number that is unadjusted.  Supplemental Share Information Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10. Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM)  FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); The cost of financing our business; One-time expenses related to restructuring of the management team including placement/search fees; Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and The effects of income taxes Adjusted EBITDA Margin Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total GAAP revenues. We use Adjusted EBITDA Margin to provide an additional measure of profitability. Adjusted Net Income (ANI) We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budget and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes.

Additional Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; our newly established funds typically generate lower returns during the period that they initially deploy their capital; changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: Performance information shown for deal activity from 05/06/02 through 12/31/23. All investments bear the risk of loss. Risks include non-payment of loans by borrowers and recapture of tax credits due to lack of following program compliance rules. Past performance is not indicative of future results. All statistics exclude “Outreach Deals” which are transactions that Enhanced executes for pure impact, without expectation of financial return. A list of these deals is available upon request. Impact Credit Net is hypothetical and assumes .75x leverage, leverage cost of a benchmark rate plus 300 bps which is represented as 4% per annum from 2002 through 2021 and 5% in 2022, and 8.2% in 2023 and onward. Net also assumes a 1.5% management fee on capital deployed, 45% leverage paydown per period, based on available cashflow, 15% carried interest above 7% hurdle with an 80% carry catch up. The unrealized component of the returns is based on the 12/31/23 fair value of the investment and assumes liquidation at that FMV on 01/01/24. Track record is inclusive of sourcing and participation relationships that did not involve Enhanced providing investment advice or any investment advisory services and as such were not part of Enhanced’s registered investment adviser business at the time the transactions were consummated. These relationships are included in the track record, however, as the subject transactions are representative of transactions that Enhanced would recommend to investment advisory clients. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Actual returns may differ materially. Impact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors. Impact Equity returns are hypothetical. Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period. All investments bear the risk of loss. Risks include recapture due to lack of following program compliance rules. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Actual returns may differ materially.

Disclaimers RCP Advisors Performance Disclosures: Past performance does not predict, and is not a guarantee of, future results. The historical returns of RCP Advisors are not necessarily indicative of the future performance of a Fund and there can be no assurance that the returns described herein or comparable returns will be achieved by any Fund. RCP’s investment strategy is subject to significant risks and there is no guarantee that any RCP Fund will achieve comparable results as any prior investments or prior investment funds of RCP. Performance metrics are presented for the limited partners of each respective Fund as a single class, taken as a whole. Certain limited partners, who have met specific requirements, may have different preferred returns, as well as different carry percentages. In addition, the General Partner of each Fund may agree to reduce the management fees for certain limited partners in accordance with the applicable Fund’s Partnership Agreement. The actual performance returns of each investor may vary and are dependent upon the specific preferred return hurdles, management fees, and carried interest expense charged to such investor and the timing of capital transactions for such investor. The performance information presented reflects 9/30/23 cash flows with 9/30/23 underlying investment valuations unless stated otherwise. Performance metrics are preliminary, estimated and subject to change. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. Funds that are fully liquidated (Fund I, Fund II, Fund III). Funds that are currently investing (SEF III, Multi-Strategy II, Fund XVIII, SOF IV, SOF IV Overage, Direct IV). Net Performance Metrics (Highest Fee Rate). Net ROIC, Net D/PI, and Net IRR reflects the return of a “representative investor” in a particular Fund that: (i) is in good standing; (ii) where more than one investment vehicle is established to accommodate investors with different tax and/or regulatory requirements, invested in such Fund via the Delaware “onshore” vehicle; (iii) subscribed at the earliest closing in which unaffiliated LPs paying the highest level of fees and expenses (including, without limitation, management fees, carried interest and, in the case of certain earlier vintage RCP Funds, “due diligence fees,” if applicable) chargeable to an investor in such Fund were admitted; (iv) is not affiliated with the Fund’s general partner; and (v) is/was not excused or excluded from any underlying investments made by such Fund. Selection Criteria. The performance tables herein reflect the past performance of RCP’s commingled (i) funds-of-funds and dedicated secondary funds which are at least 50% funded (in the aggregate) at the underlying investment level and (ii) dedicated co-investment funds which have called at least 50% of capital commitments at the RCP Fund level; accordingly, certain other investment vehicles (including discretionary and non-discretionary separate accounts) which RCP has sponsored, advised, or sub-advised have been excluded. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. Performance metrics are preliminary, estimated and subject to change. The actual performance returns of each investor may vary (in some cases, materially) and are dependent on a number of factors including, but not limited to, (a) the timing of an investor’s capital contributions, including as a result of a later subscription date and lower preferred return, (b) differences in fees or expenses allocable to certain investors as a result of taxes or other considerations, (c) the fact that certain investors may have negotiated reduced, waived or otherwise modified management fee and/or carried interest rates with the Fund’s general partner, and (d) the excuse or exclusion of an investor from one or more of such Fund’s investments. Accordingly, the actual performance of an individual investor may differ from the returns presented herein. In addition, because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Furthermore, the fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments). There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein.

Disclaimers RCP Advisors Performance Disclosures (Continued): RCP Fund performance – Explanatory Notes: RCP SEF Performance. Because RCP’s inaugural “small and emerging manager” fund (which was structured using two distinct parallel investment vehicles – RCP Small and Emerging Fund, LP (“SEF (Main)”) and RCP Small and Emerging Parallel Fund, LP (“RCP SEF Parallel”) – only accepted commitments from two unaffiliated (anchor) investors, the performance returns of SEF (Main) and RCP SEF Parallel contained herein reflect fee/carry rates not typically associated with RCP’s commingled funds (specifically, unaffiliated investors in such vehicles pay 0% management fees and 10% carried interest). The SEF (Main) and RCP SEF Parallel returns would be reduced by the effect of typical management fees charged to investors in RCP’s commingled funds. Performance information for RCP SEF Parallel is not included in the performance tables contained herein. As of 9/30/23, RCP SEF Parallel has a Net IRR of 24.0%, Net ROIC of 2.0x, and Net D/PI of 0.62. Direct Fund Performance. With limited exceptions, Direct Funds generally do not pay First-party management fees since the Direct Funds invest directly (or indirectly through special purpose vehicles) in equity investments and not in other private equity funds. The Direct Fund returns would be reduced by the effect of typical third-party management fees charged to RCP’s commingled primary and secondary funds. With respect to Direct IV only, an investor who contemporaneously made (or agreed to make) aggregate capital commitments to one or more RCP primary fund(s) (e.g., Fund XVI) or secondary fund(s) (e.g., SOF IV) in an amount no less than two (2) times the amount of such investor’s commitment to Direct IV, was eligible to be designated as a “Platform Limited Partner” and thus pay discounted management fees and carried interest in connection with its investment in Direct IV. The Direct IV returns of a non-Platform Limited Partner would be lower than the returns of a Platform LP due to the effect of higher fees/carried interest charged to such non-Platform LP. Realized vs. Unrealized Investments. The fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments), which involves significant elements of subjective judgment and analysis. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. RCP Advisors Performance Disclosures (Continued): Effects of Leverage on IRRs. Because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially).

Disclaimers Hark Performance Disclosures: ROIC: Represents the return on invested capital. ROIC is calculated by dividing the sum of distributions plus total partners’ capital by capital contributed. Total partners’ capital balance is the book assets (fair value of unrealized investments plus cash on hand and miscellaneous assets) less the liabilities at the measurement date. IRR: Represents the internal rate of return of the Fund. IRR is a time-weighted average expressed as a percentage. The IRR of an investment is the discount rate at which the net present value of costs (negative cash flows) of the investment equals the net present value of the benefits (positive cash flows) of the investment, including the current value of unrealized investments. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Net ROIC, Net D/PI, and Net IRR: Reflects limited partner returns after allocation of management fees, general fund expenses, investment expenses, income earned on cash and cash equivalents, any carried interest to the general partner, and any other fees and expenses. Based on the highest applicable rate of management fees and carried interest to the general partner, as of 9/30/23, Hark II would have generated an 11.32% Net IRR and Hark III would have generated a 12.21% Net IRR. Not all limited partners pay the same management fee or carried interest. Furthermore, limited partners’ IRRs may vary based on the dates of their admittance to the Fund. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the ROICs and IRRs contained herein and additional fund expenses and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying funds. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. Bonaccord Performance Disclosures: Net Performance for Bonaccord Capital Partners I is determined assuming a limited partner was admitted at the first closing and is subject to a 2.0% management fee during the investment period and a 1.5% management fee thereafter, a 20.0% carry, and an 8.0% preferred return. Certain investors were subject to lower management fee rates and/or carried interest, and accordingly experienced higher net returns. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Bonaccord values its investments at estimated fair value as determined in good faith by Bonaccord. Valuations involve a significant degree of judgment. Due to the generally illiquid nature of the securities held, fair values determined Bonaccord may not reflect the prices that actually would be received when such investments are realized. The actual realized returns on unrealized investments will depend on, among other factors, future operating results and cash flows, future fundraising, the performance of the investment funds now existing or subsequently launched by the relevant sponsors, any related transaction costs, market conditions at the time of disposition and manner of disposition of investments, all of which could differ from the assumptions on which the valuations used in the performance data contained herein are based. Thus, the return for each such investment calculated after its complete realization most likely will vary from the return shown for that investment in this presentation. Similarly, the return for BCP I calculated after the complete realization of all of its investments most likely will vary from the return shown herein in the aggregate.

Disclaimers WTI Performance Disclosures: The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest Confidentiality; Not an Offer to Sell. This important legal information is an integral part of the presentation for Western Technology Investment, LLC (“WTI”). This material is solely for informational purposes and is intended only for the named recipient, who by accepting it agrees to keep it confidential. This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest (“Interest”) in any fund (“Fund”) sponsored by WTI which may be made only at the time a qualified offeree receives a Confidential Private Placement Memorandum describing the offering and related subscription agreement. Nothing contained herein constitutes investment, legal, tax or other advice nor is it to be relied on in making an investment or other decision.  Materials Qualified by Confidential Private Placement Memorandum. All information contained herein is qualified in its entirety by information contained in the Confidential Private Placement Memorandum for the relevant Fund. An investor should consider a Fund’s investment objectives, risks, charges and expenses carefully before investing. This and other important information about a Fund can be found in the Fund’s Confidential Private Placement Memorandum. Please read the Confidential Private Placement Memorandum carefully before investing.  Material is Current Only As Of Date Indicated. The information in this material is only current as of December 31, 2023, or as otherwise indicated, and may be superseded by subsequent market events or for other reasons. Statements concerning financial market trends are based on current market conditions, which will fluctuate. The information in this presentation may contain projections or other forward-looking statements regarding future events, targets or expectations regarding the Funds or markets in general. There is no assurance that such events or targets will be achieved, and may be significantly different from that shown here. The information in this material is unaudited. Regulatory Status. The Funds referenced herein are not registered under the Investment Company Act of 1940, as amended, in reliance on an exception thereunder. Interests in the Funds have not been and are not expected to be registered under the Securities Act of 1933, as amended, or the securities laws of any state and are offered and sold in reliance on exemptions from the registration requirements of said Act and such laws. These securities shall not be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful until the requirements of the laws of such jurisdiction have been satisfied. This material may not be reproduced or distributed without the express written permission of WTI. Certain Funds referenced herein are no longer offering Interests and are closed to new investors.  Private Funds Entail Risks. Private funds are speculative investments and are not suitable for all investors, nor do they represent a complete investment program. The Funds are available only to qualified investors who are comfortable with the substantial risks associated with investing in private funds. An investment in private funds includes the risks inherent in an investment in securities, as well as specific risks associated with the use of leverage, short sales, options, futures derivative instruments, investments in non-U.S. securities, junk bonds and illiquid investments. There can be no assurance that an investment strategy will be successful. Limited Transferability. Investors in the Fund have no right to redeem or transfer interests in the Funds. In addition, Interests will not be listed on an exchange and it is not expected that there will be a secondary market for interests. Tax Information. Investors in the Funds are typically subject to pass-through tax treatment on their investment. This may result in an investor incurring tax liabilities during a year in which it has not received a distribution of any cash from the Fund.  Performance Metrics. The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest and management fees. Net Distributions are amounts distributed to investors, net of fees and carried interest. The net distribution multiple is the ratio of amounts distributed to investors to capital commitments called. Net TVPI is calculated as Current NAV plus Distributions divided by Capital Called. "Outstandings at Default" refers to the principal amount outstanding at the time a loan was determined to be in default (non-accrual status). "Recovery" refers to the cash and fair value of non-cash consideration received in full or partial payment of a defaulted loan, and may include both principal and interest payments. "Recovery to date percent" is calculated as Recovery Date divided by Outstandings at Default. "Losses" refers to any Outstandings at Default that are determined to be permanently uncollectible. "Reserves" refers to any amount, determined in accordance with GAAP, that is recorded as an offset to an outstanding balance.

Disclaimers WTI Performance Disclosures (continued): References to Specific Securities. To the extent specific securities are referenced herein, they have been selected by WTI on an objective basis to illustrate the views expressed in the presentation. Such references do not include all material information about such securities, including risks, and are not intended to be recommendations to take any action with respect to such securities. The holdings identified do not represent all of the securities purchased, sold, or recommended for WTI clients during the relevant period. Such references do not include all material information about such securities, including risks, and are not intended to be recommendations to take any action with respect to such securities. Because investment decisions are based on numerous factors, these references may not be relied upon as an indication of future investment intent on behalf of WTI.  The companies displayed as “Top 10 Positions Per Fund” have been chosen on the basis of the top ten companies by fair value. The companies listed are current as of December31, 2023. Additional Disclosures. The presentation has been prepared from sources believed reliable but is not guaranteed by us as to its timeliness or accuracy, and is not a complete summary or statement of all available data. The information contained herein is subject to change at any time based on market or other conditions, and WTI disclaims any responsibility to update this presentation. The information is not intended to be a forecast of future events, a guarantee of future results or investment advice. This presentation may not be relied upon as investment advice and may not be relied upon as an indication of investment intent on behalf of the firm.

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